UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 26, 2008

PILGRIM'S PRIDE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

                                                                                       Delaware                                                    1-9273                                                     75-1285071
                                       (State or Other Jurisdiction                                           (Commission                                              (IRS Employer
                                      of Incorporation)                                           File Number)                                           Identification No.)

                    4845 US Highway 271 N.
                             Pittsburg, Texas                                                                      75686-0093
                          (Address of Principal Executive Offices)                                                (ZIP Code)

Registrant's telephone number, including area code:  (903) 434-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2008, Pilgrim's Pride Corporation (the "Company") promoted Robert A. Wright to Chief Operating Officer of the Company.  Mr. Wright, who had been serving as Executive Vice President of Sales and Marketing, succeeds J. Clinton Rivers, who was promoted to President and Chief Executive Officer of the Company on March 4, 2008.

Mr. Wright, 53, has served as Executive Vice President of Sales and Marketing since June 2004. He served as Executive Vice President of the Company's turkey division from October 2003 to June 2004. Prior to that, Mr. Wright served as President of Butterball Turkey Co. for five years. Prior to leading Butterball, he held various leadership positions at Cargill, Inc., including Vice President of Operations -- Worldwide Poultry, General Manager -- Broiler Division, and Director of Operations and Engineering.

In connection with and effective as of Mr. Wright's promotion to Chief Operating Officer, his annual base salary was increased from $500,000 to $600,000.  Mr. Wright is also eligible to participate in the Pilgrim's Pride Corporation Senior Executive Performance Bonus Plan (the "Bonus Plan") and in the Company’s broad-based programs, including health, disability and life insurance programs and the Company's Employee Stock Investment Plan and 401(k) Salary Deferral Plan.  The Bonus Plan, which is described in the Company's Proxy Statement filed with the Securities and Exchange Commission on December 4, 2007, provides for five percent of the Company's U.S. income before income taxes to be allocated among certain key members of management.  Such amount is generally allocated among all plan participants based upon the ratio of each participant's eligible salary to the aggregate salaries of all participants.  The Bonus Plan provides for a subcommittee of the Company's Compensation Committee to administer the plan provisions dealing with certain designated Section 162(m) participants, including Mr. Wright. The Compensation Subcommittee retains the right, in its sole discretion, to reduce or eliminate, prior to payment thereof, the amount of any bonus that would otherwise be payable under the Bonus Plan to Section 162(m) participants.  Participants may generally be added to or removed from the Bonus Plan at the discretion of the Compensation Committee.  Bonuses are typically paid during the January following the fiscal year with respect to which the bonus has been granted.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM'S PRIDE CORPORATION

Date:  March 31, 2008                                                                      By: /s/ Richard A. Cogdill
Richard A. Cogdill
Chief Financial Officer, Secretary and Treasurer